Exhibit 4.2

SUBORDINATED TERM NOTE

THIS SUBORDINATED TERM NOTE (“NOTE”) AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT SUBORDINATION AGREEMENT (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SENIOR LOAN SUBORDINATION AGREEMENT”) DATED AS OF FEBRUARY 1, 2008 BETWEEN AND AMONG BAKERS FOOTWEAR GROUP, INC., A MISSOURI CORPORATION (THE “COMPANY”), EACH OF THE SUBORDINATED CREDITORS SET FORTH ON THE SIGNATURE PAGES THERETO AND BANK OF AMERICA, N.A. (“SENIOR LENDER”), TO ALL INDEBTEDNESS OWED BY THE MAKER OF THIS NOTE TO THE SENIOR LENDER, AND THE LENDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SENIOR LOAN SUBORDINATION AGREEMENT.

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

No. STN-1:	$7,500,000
February 1, 2008

BAKERS FOOTWEAR GROUP, INC.

SUBORDINATED TERM NOTE

THIS SUBORDINATED TERM NOTE (this “Note”) is being issued pursuant to the terms of that certain Second Lien Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of February 1, 2008, by and among Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), the lenders party thereto as “Lenders” (“Lenders”) and Private Equity Management Group, Inc., a Nevada corporation, in its capacity as administrative agent for the Lender Group (together with its successors, “Agent”)

FOR VALUE RECEIVED, the Company promises to pay to the order of GVECR II 2007 E Trust dated December 17, 2007 or its registered assigns (the “Lender”), the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 Dollars ($7,500,000), or such lesser principal amount as may then be outstanding hereunder, on February 1, 2011 or such earlier date as this Note is required to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Lender in accordance with the provisions of the Credit Agreement. This Note is subject to the following additional provisions:

1.         Definitions. In addition to the terms defined elsewhere in this Note, capitalized terms that are used but not otherwise defined herein have the meanings given to such terms in the Credit Agreement.

2.         Payments. The Company shall pay principal and interest to the Lender pursuant to the terms of the Credit Agreement. This Note also may and must be prepaid as provided in the Credit Agreement, together with any premiums set forth herein, under the circumstances therein described. Payment of principal hereof and interest and premium hereon shall be made in lawful money of the United States of America.

3.         Transfers. This Note may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended, or an exemption from such registration. Subject to such restrictions, the Company shall register (or allow the registration of) the transfer of any portion of this Note upon surrender of this Note to the Company, properly endorsed, at its address for notice set forth herein together with delivery of the duly executed Note assignment form attached hereto as Exhibit A and in compliance with Section 7(a). Any transfer shall also comply with the provisions on transfer in the Credit Agreement. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new note, a “New Note”), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Lender. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. The Company agrees that its prior consent is not required for the transfer of any portion of this Note; provided, however, that the Company shall be entitled to reasonable assurance, including an opinion of counsel reasonably acceptable to Company, that such transfer complies with applicable securities laws. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

4.         Ranking. This Note ranks pari passu with all other Notes now or hereafter issued pursuant to the Loan Documents and is subject to the terms and conditions of the Credit Agreement, including those in respect of any additional indebtedness. Notwithstanding anything to the contrary herein, the Company and Lender agree that the payment of all amounts hereunder is subject to the Subordination Agreement.

5.         Charges, Taxes and Expenses. The Lender shall be responsible for all tax liability that may arise as a result of holding or transferring this Note.

6.         Notices. Any and all notices or other communications or deliveries hereunder shall be made in accordance with Section 11 of the Credit Agreement.

7.         Miscellaneous.

(a)        Lender may transfer or assign, in whole or from time to time in part, to one or more persons, which shall be (A) an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the Securities Act; (B) shall be an Affiliate of Private Equity Management Group, Inc.; (C) shall not be a direct competitor of the Company to such Lender; and (D) which shall agree in writing to be bound by the terms and conditions of this Note, its rights hereunder in connection with the transfer of the Note by Lender to such person, provided that the Lender complies with all laws applicable thereto and provides written notice of assignment in the form attached hereto as Exhibit A to the Company promptly after such assignment is effected. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

(b)       Subject to Section 8(a), above, nothing in this Note shall be construed to give to any person or corporation other than the Company and the Lender any legal or equitable right, remedy or cause under this Note. This Note shall inure to the sole and exclusive benefit of the Company and the Lender.

(c)        EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING.

(d)       The prevailing party in a proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(e)        The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(f)        In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(g)       No provision of this Note may be waived, amended or otherwise modified except in accordance with the requirements set forth in the Credit Agreement. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h)       To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Lender in order to enforce any right or remedy under the Notes. Notwithstanding any provision to the contrary contained in the Notes, it is expressly agreed and provided that the total liability of the Company under the Notes for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Notes exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Notes is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Notes from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Lender with respect to indebtedness evidenced by the Notes, such excess shall be applied by such Lender to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Lender’s election.

(i)        This note is one of the Notes referred to in the Credit Agreement. The Credit Agreement and the other Loan Documents referred to therein contain additional rights of the holder of, and the security for, this Note.

(j)        This Note shall be governed by, and construed in accordance with, the laws of the State of California in all respects, including all matters of construction, validity and performance, without regard to the choice of law provisions thereof.

(k)       In the event of a conflict between the provisions of this Note and the provisions of the Credit Agreement, the latter shall control.

**********

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of this 1st day of February, 2008.

BAKERS FOOTWEAR GROUP, INC.

By:	/s/ Peter A. Edison
Name:	Peter A. Edison
Title:	Chairman, Chief Executive Officer and President

[Signature Page to the Subordinated Term Note]

EXHIBIT A

NOTE ASSIGNMENT FORM

FOR VALUE RECEIVED, ______________________________ hereby sells, assigns and transfers to the transferee named below, this Note together with all right, title and interest therein. The transferee agrees to be bound by the terms and conditions of this Note and agrees that it will not dispose of the Note except in compliance with the applicable requirements of the Securities Act of 1933, as amended.

Date:_______________________________

[Name of Note holder]

By:_____________________________

Name:___________________________

Title:____________________________

Address:_________________________

______________________________

[Name of Transferee]

By:_____________________________

Name:___________________________

Title:____________________________

Address:_________________________

______________________________